Exhibit 99.1
Contact: Mark Herr (News Media)
(O) 212-770-3505
(C) 718-685-9348

Liz Werner (Investment Community)
212-770-7074
AIG COMMENCES EXCHANGE OFFER OF NEW SENIOR NOTES FOR OUTSTANDING
JUNIOR SUBORDINATED DEBENTURES
NEW YORK, October 24, 2011 — American International Group, Inc. (NYSE: AIG) today commenced an offer (the “Exchange Offer”) to exchange new senior notes (“New Notes”) for specified series of its outstanding Junior Subordinated Debentures. The Early Participation Date for the Exchange Offer is 5:00 p.m., New York City time, on November 8, 2011 and the Expiration Date is 11:59 p.m., New York City time, on November 22, 2011 (in each case, subject to extension). The complete terms of the Exchange Offer are set forth in an offer to exchange, dated today (the “Offer to Exchange”), and, as applicable, the related letter of transmittal, which will be distributed solely to eligible holders. AIG is conducting the Exchange Offer to improve its financial flexibility and reduce its overall indebtedness by exchanging the Junior Subordinated Debentures for New Notes with a lower principal amount. AIG also expects the Exchange Offer to improve its interest expense and fixed charge coverage metrics.
AIG is offering to exchange new Dollar Notes due November 15, 2037 (the “New Dollar Notes”) for its outstanding Series A-1 and Series A-6 Junior Subordinated Debentures, new Euro Notes due November 15, 2017 (the “New Euro Notes”) for its outstanding Series A-3 Junior Subordinated Debentures and new Sterling Notes due November 15, 2017 (the “New Sterling Notes”) for its outstanding Series A-2 and Series A-8 Junior Subordinated Debentures. The maximum aggregate principal amount of Junior Subordinated Debentures to be accepted in the Exchange Offer (converted, in the case of debentures denominated in euros or pounds sterling, into dollars as specified in the Offer to Exchange) is $2.5 billion (the “Maximum Exchange Amount”). AIG reserves the right, subject to applicable law, to increase the Maximum Exchange Amount or otherwise amend the terms of the Exchange Offer.
American International Group, Inc.
180 Maiden Lane, New York, NY 10038

The table below summarizes certain terms of the Exchange Offer:

	Title of Junior						Early
Acceptance	Subordinated				Principal Amount	Title of New	Participation	Total Exchange
Priority Level	Debentures	CUSIP Numbers	ISIN Numbers	Common Code	Outstanding	Notes(1)	Consideration(2)	Consideration(2)
1	4.875% Series A-3	026874BG1	XS0291642154	29164215	€1,000,000,000	Euro Notes due November 15, 2017	€40	€712.50
2	5.750% Series A-2	026874BF3	XS0291641420	29164142	£750,000,000	Sterling Notes due November 15, 2017	£40	£735.00
3	6.250% Series A-1	026874BE6	US026874BE68	29215944	$1,000,000,000	Dollar Notes due November 15, 2037	$40	$820.00
4	8.625% Series A-8	N/A	XS0365317113 XS0365314284	36531711 36531428	£900,000,000	Sterling Notes due November 15, 2017	£40	£910.00
5	8.175% Series A-6	026874BS5 U02687BW7 026874BR7	US026874BS54 USU02687BW75 US026874BR71	36497424	$4,000,000,000	Dollar Notes due November 15, 2037	$40	$967.50

(1)	The interest rates of the New Notes will equal (a) in the case of the New Dollar Notes, 375 basis points over the lesser of (i) the bid-side yield to maturity of the 4.375% U.S. Treasury Notes due May 15, 2041 as quoted on the Bloomberg Government Pricing Monitor on Page BBT8 and (ii) 3.60%, (b) in the case of the New Euro Notes, 475 basis points over the lesser of (i) the mid-market swap rate for euro swap transactions with a maturity of 6 years which appear on the Bloomberg Screen ICAE1 and (ii) 2.60%; and (c) in the case of the New Sterling Notes, 475 basis points over the lesser of (i) the mid-market swap rate for sterling swap transactions with a maturity of 6 years which appear on the Bloomberg Screen ICAB1 and (ii) 2.50%, in each case as of 9:00 a.m., New York City time, on November 7, 2011, as determined in the manner described in the Offer to Exchange. AIG will issue a press release announcing the interest rates as soon as practicable following their determination.

(2)	Principal amount of New Notes to be issued per $1,000 in principal amount of Dollar Debentures, €1,000 in principal amount of Euro Debentures or £1,000 in principal amount of Sterling Debentures, as applicable, accepted for exchange. The Total Exchange Consideration includes the Early Participation Consideration. In addition to New Notes, each holder whose Junior Subordinated Debentures are accepted for exchange will receive a cash payment representing accrued and unpaid interest, if any, to but not including the applicable Settlement Date, as well as cash in lieu of any fractional portion of New Notes falling between authorized denominations.
Subject to the terms and conditions of the Exchange Offer, AIG will accept for exchange the Junior Subordinated Debentures tendered in the Exchange Offer in accordance with their “Acceptance Priority Level” as set forth in the table above, with Acceptance Priority Level 1 being the highest priority. All Junior Subordinated Debentures that are tendered for exchange prior to the Early Participation Date will have priority over any Junior Subordinated Debentures that are tendered for exchange after the Early Participation Date. Accordingly, if the principal amount of Junior Subordinated Debentures tendered for exchange prior to the Early Participation Date equals or exceeds the Maximum Exchange Amount, no Junior Subordinated Debentures tendered for exchange after the Early Participation Date will be accepted for exchange (even if they are Acceptance Priority Level 1). Additionally, Junior Subordinated Debentures may be tendered in any authorized denominations, but AIG will not accept any individual tender of a series of Junior Subordinated Debentures in a principal amount less than $200,000 in the case of the Dollar Debentures, €150,000 in the case of the Euro Debentures and £150,000 in the case of the Sterling Debentures.
This press release, including the following, is qualified in its entirety by the Offer to Exchange, and, where applicable, the related letter of transmittal.
The following is a brief summary of certain key elements of the planned Exchange Offer:
•	Eligible holders who validly tender and who do not validly withdraw their Junior Subordinated Debentures at or prior to the Early Participation Date, and whose tenders are accepted for exchange by AIG, will receive the applicable New Notes specified in the table above with a principal amount equal to the applicable “Total Exchange Consideration” specified in the table above on the early settlement date (expected to be November 15, 2011).

•	Eligible holders who validly tender Junior Subordinated Debentures after the Early Participation Date but at or prior to the Expiration Date, and whose Junior Subordinated Debentures are accepted for exchange by AIG, will receive the applicable New Notes specified in the table above with a principal amount equal to the “Exchange Consideration,” which is the applicable Total Exchange Consideration specified in the table above minus the Early Participation Consideration specified in the table above on the final settlement date (expected to be November 23, 2011).

•	The cash payable to each holder whose Junior Subordinated Debentures are accepted for exchange by AIG will include unpaid interest, if any, on those Junior Subordinated Debentures that has accrued to but not including the applicable settlement date.

•	Tenders of Junior Subordinated Debentures in the Exchange Offer may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on November 8, 2011 (the “Withdrawal Deadline”) (but not thereafter). AIG may extend the Early Participation Date without extending the Withdrawal Deadline, unless required by law.

•	Consummation of the Exchange Offer is subject to a number of conditions, including the absence of certain adverse legal and market developments. Subject to applicable law, AIG may waive certain conditions applicable to the Exchange Offer or extend, terminate or otherwise amend the Exchange Offer.

•	AIG intends to apply to the Irish Stock Exchange for the New Euro Notes and the New Sterling Notes to be admitted to the Official List and traded on its regulated market, though there can be no assurance that such listing will be approved or that any trading market for the New Notes will develop. AIG does not intend to list the New Dollar Notes on any securities exchange or automated quotation system.
If and when issued, the New Notes will not have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The New Notes may not be offered or sold in the United States absent registration or to or for the benefit of any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. AIG will enter into an exchange offer and registration rights agreement with respect to the New Notes.
The Exchange Offer is only made, and copies of the Exchange Offer documents, will only be made available to a holder of Junior Subordinated Debentures who has confirmed its eligibility, including, among other things, its status as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or that it is a person other than a “U.S. person” as defined in Rule 902 under the Securities Act. Once the Exchange Offer has been commenced, holders of Dollar Debentures who desire a copy of the eligibility letter may contact Global Bondholder Services Corporation in the United States toll-free at 866-488-1500 or at (212) 430-3774 (banks and brokerage firms). Holders of Euro and Sterling Debentures may contact Lucid Issuer Services Limited at +44 20 7704 0880.
This news release does not constitute an offer or an invitation by AIG to participate in the Exchange Offer in any jurisdiction in which it is unlawful to make such an offer or solicitation in such jurisdiction.

Certain statements in this press release, including those describing the completion of the Exchange Offer, constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) in the Quarterly Report on Form 10-Q of AIG for the quarter ended June 30, 2011, in Part II, Item 1A. Risk Factors in the Quarterly Report on Form 10-Q of AIG for the quarter ended March 31, 2011 and in Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part I, Item 1A. Risk Factors in the Annual Report on Form 10-K of AIG for the year ended December 31, 2010.
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